As filed with the Securities and Exchange Commission on May 10, 2022.

Registration No. 333–264335

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PepGen Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	85-3819886
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

245 Main Street

Cambridge, Massachusetts

02142

(781) 797-0979

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James McArthur, Ph.D.

President and Chief Executive Officer

PepGen Inc.

245 Main Street

Cambridge, Massachusetts 02142

(781) 797-0979

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Hoffman, Esq. James Xu, Esq. Alicia Tschirhart, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Nathan Ajiashvili, Esq. Alison Haggerty, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-264335

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(d) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Post-Effective Amendment No. 1 (this “Amendment”) relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-264335), as amended (the “Registration Statement”), declared effective on May 5, 2022 by the Securities and Exchange Commission is being filed pursuant to Rule 462(d) of the Securities Act of 1933, as amended (the “Securities Act”), solely to replace Exhibit 5.1 to the Registration Statement. This Amendment does not modify any provision of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

(a) Exhibits

Exhibit Number	Description

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-264335), originally filed with the Securities and Exchange Commission on April 15, 2022 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 10th day of May, 2022.

PEPGEN INC.

By:	/s/ James McArthur
Name:	James McArthur, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ James McArthur James McArthur, Ph.D.	President Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2022

/s/ Noel Donnelly Noel Donnelly, M.B.A.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2022

*	Director	May 10, 2022
Christopher Ashton, Ph.D.

*	Director	May 10, 2022
Heidi Henson

*	Director	May 10, 2022
Laurie B. Keating, J.D.

*	Director	May 10, 2022
Joshua Resnick, M.D., M.B.A

* By:	/s/ James McArthur
James McArthur, Ph.D.
Attorney-in-fact

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